LIFE LAW AND REGULATION

                               Allstate Plaza West
                          3100 Sanders Road - Suite J5B
                         Northbrook, Illinois 60062-7154



Michael J. Velotta
 Vice President, Secretary
   and General Counsel

                                                May 1, 2000


TO:                     ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                        FARMINGVILLE, NEW YORK 11738-9075

FROM:                   MICHAEL J. VELOTTA
                        VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE: FORM N-4 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND THE INVESTMENT COMPANY ACT OF 1940 FILE NOS. 033-35445 and 811-6117

            With reference to the above-mentioned Registration Statement on Form N-4 ("Registration Statement") filed by Allstate Life Insurance Company of New York (the "Company"), as depositor, and Allstate Life of New York Variable Account II, as registrant, with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts described therein, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of May 1, 2000:

1. The Company is duly organized and existing under the laws of the State of New York and has been duly authorized to do business by the Director of Insurance of the State of New York.

2. The securities registered by the Registration Statement when issued will be valid, legal and binding obligations of the Company.

       I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectuses constituting a part of the Registration Statement.

                                      Sincerely,


                                      /s/ Michael J. Velotta
                                     -----------------------
                                     Michael J. Velotta
                                     Vice President, Secretary and
                                      General Counsel